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                                                                      EXHIBIT 99


                CONSOLIDATED STORES CORPORATION ANNOUNCES 5 FOR 4
                -------------------------------------------------
                                   STOCK SPLIT
                                   -----------

Columbus, Ohio - May 20, 1997 - Consolidated Stores Corporation (NYSE: CNS) Board of Directors declared and authorized a 5-for-4 split of the Company's shares of common stock to be effected by a distribution of additional shares on June 24, 1997, to stockholders of record on June 10, 1997.

Consolidated Stores Corporation, a leading value retailer specializing in toys and closeout merchandise, operated a total of 1,840 stores in all 50 states and Puerto Rico. Stores by division consist of: 1,203 toy and closeout toy stores operating as K-B TOYS, K-B TOY WORKS and K-B TOY OUTLET and 637 closeout stores operating as BIG LOTS and ODD LOTS. Wholesale operations are conducted through CONSOLIDATED INTERNATIONAL and WISCONSIN TOY.


Form 8-K                                                            Page 3 of 3